UNITED

STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  May 6, 2013

IC PUNCH MEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 000-53278

Delaware	42-1662836
(State of Incorporation)	(IRS Employer Identification No.)

1211 Orange Ave., Suite 300, Winter Park, FL 32789

 (Address of Principal Executive Offices) (Zip Code)

407-442-0309

Registrant’s telephone number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

               The Punch Television Network Agreement and the employment agreements have been rescinded, and the entire transaction has been canceled.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

            All shares of the Company issued as a result of the previous contract are canceled as a result of the Rescission (totaling 285 million shares of common stock).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Joseph Collins resigned as President and director as result of the rescission of the Punch Television Network Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

            As a result of the rescission of the Punch Television Network Agreement, the IC Punch Media, Inc. will change its name to VU Media Corp. which change requires us to file Amended Articles of Incorporation with the Delaware Secretary of State's office after a Section 14 filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                        IC PUNCH MEDIA, INC.

By:      /s/ Steven Samblis

         Steven Samblis

Chief Executive Officer

Date: May 13, 2013

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